UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under § 240.14a-12

SERVOTRONICS, INC.
(Name of Registrant as Specified In Its Charter)

STAR EQUITY FUND, LP

STAR EQUITY FUND GP, LLC

STAR VALUE, LLC

STAR EQUITY HOLDINGS, INC.

STAR INVESTMENT MANAGEMENT, LLC

JEFFREY E. EBERWEIN

HANNAH M. BIBLE

BASHARA (BO) BOYD

RICHARD K. COLEMAN, JR.

JOHN W. GILDEA

ROBERT G. PEARSE

G. MARK POMEROY

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Star Equity Fund, LP (“Star Equity Fund”), together with the other participants named herein, intends to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2023 annual meeting of shareholders of Servotronics, Inc., a Delaware corporation.

On February 24, 2023, Jeffrey Eberwein, Portfolio Manager of Star Equity Fund, was quoted in the following article published by the Buffalo Business First:

Investment group wants all Servotronics directors replaced

By Jacob Tierney  –  Reporter, Buffalo Business First

Feb 24, 2023

An investment group continued its campaign for change at Servotronics Inc. of Elma with a proposal to replace the entire board of directors with a new slate of nominees.

Meanwhile, an incumbent Servotronics board member has stepped down and been replaced by a major investor.

Connecticut-based Star Equity Holdings announced its six-nominee slate for the six-member board last week. The list includes three representatives directly from StarEquity.

"We think this is a company that needs significant change, not just minor change around the edges," said Jeffrey Eberwein, executive chairman of Star Equity and one of the nominees.

The fund owns about 5.4% of Servotronics stock (NYSE: SVT). The vote will be held at the company's annual meeting in May.

Servotronics last week announced that board member Lucion Gygax was stepping down effective immediately. The company appointed Brent Baird to the board to replace Gygax, who joined the board in 2015, and plans to recommend Baird for election at the annual meeting.

Baird, the former president and CEO of Buffalo-based insurance firm Merchants Group Inc., is a longtime investor and participant in Western New York's business community. He owns about 10.9% of Servotronics stock.

“We are pleased to welcome Brent to the board,” Chairman Christopher Marks said in a statement. “As a significant shareholder and experienced business executive, we believe that he will bring a unique perspective to the boardroom and support the company’s ongoing efforts to implement its strategic plan and enhance shareholder value.”

The changes are the latest in a series of shakeups at the company since it announced an investigation into previous CEO Kenneth Trbovich.

Servotronics put Trbovich on leave in June 2021 after an employee sued the Elma-based company, alleging sexual harassment, fraud, abuse of company funds and stock manipulation.

Trbovich resigned in Dec. 2021 and was removed from his position as chairman of the board after an internal investigation found what the company called "grounds for termination."

The company brought on Moog Inc. veteran Bill Farrell Jr. in April 2022 as CEO.

In April, the board appointed two independent directors: Karen Howard and Evan Wax. Christopher Marks, an independent director since 2016, was named chairman.

Eberwein said these changes have not been enough, citing recent poor financial results from Servotronics. "We appreciate that there has been some change, but we can't tell that there has been any improvement," he said.

Star Equity first proposed its own slate of directors to Servotronics' board almost a year ago. The fund withdrew its nominees after Servotronics announced its intention to nominate new independent directors, but urged shareholders to vote "withhold" on two incumbents — Gygax and attorney Edward Cosgrove.

The "withhold" votes outnumbered votes for the two candidates, but as they were running unopposed they maintained their seats.

In November, Star Equity contacted the board to propose a potential merger between Star Equity and Servotronics. After Servotronics rejected the proposal, Star Equity released a statement criticizing the company and urging the board to reconsider.

Servotronics then released its own statement, saying the board and company leadership had carefully considered the proposal before unanimously deciding to reject it.

Eberwein said Servotronics has been unresponsive to Star Equity's requests to meet with leadership. "They act and behave very much like a private company, but they're not, they're public, he said.

He said the company should do a thorough review of operations and consider a number of options, such as separating its Ontario Knife Company subsidiary from its core aeronautics business or seeking a merger with a larger company.

Earlier this month, Farrell said Servotronics is in the midst of implementing a new strategic plan to help it move past the events of the last few years and put it back on a path to profitability.

The company has about 300 employees.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Star Equity Fund, LP (“Star Equity Fund”), together with the other participants named herein (collectively, “Star Equity”), intends to file a preliminary proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2023 annual meeting of stockholders of Servotronics, Inc., a Delaware corporation (the “Company”).

STAR EQUITY STRONGLY ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST.

The participants in the proxy solicitation are anticipated to be Star Equity Fund, Star Equity Fund GP, LLC (“Star Equity Fund GP”), Star Value, LLC (“Star Value”), Star Equity Holdings, Inc. (“Star Equity Holdings”), Star Investment Management, LLC (“Star Investment Management”), Jeffrey E. Eberwein, Hannah M. Bible, BaShara (Bo) Boyd, Richard K. Coleman, Jr., John W. Gildea, Robert G. Pearse, and G. Mark Pomeroy.

As of the date hereof, Star Equity Fund beneficially owns directly 135,000 shares of common stock, par value $0.20 per share, of the Company (the “Common Stock”). Star Equity Fund GP, as the general partner of Star Equity Fund, may be deemed to beneficially own the 135,000 shares of Common Stock owned directly by Star Equity Fund. Star Value, as the sole member of Star Equity Fund GP, may be deemed to beneficially own the 135,000 shares of Common Stock owned directly by Star Equity Fund. Star Equity Holdings, as the parent company of Star Equity Fund, may be deemed to beneficially own the 135,000 shares of Common Stock owned directly by Star Equity Fund. Star Investment Management, as the investment manager of Star Equity Fund, may be deemed to beneficially own the 135,000 shares of Common Stock owned directly by Star Equity Fund. Mr. Eberwein, as the Portfolio Manager of Star Equity Fund, may be deemed to beneficially own the 135,000 shares of Common Stock owned directly by Star Equity Fund. As of the date hereof, none of Mses. Bible or Boyd or Messrs. Coleman, Gildea, Pearse, or Pomeroy beneficially owns any Common Stock.